Exhibit 99.1

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2025 EPS OF $0.34 PER SHARE;
AND FFO OF $1.58 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $0.34 per share for the third quarter of 2025 as compared to net loss of $0.21 per share for the same period in 2024.
•Funds from operations ("FFO") of $1.58 per share for the third quarter of 2025, net of transaction costs of $13.1 million, or $0.17 per share, primarily related to the Company's pursuit of a gaming license. The Company reported FFO of $1.13 per share for the same period in 2024.
~~•~~Signed 52 Manhattan office leases totaling 657,942 square feet in the third quarter of 2025 and 143 Manhattan office leases totaling 1,801,768 square feet for the first nine months of 2025. The mark-to-market on signed Manhattan office leases was 2.7% lower for the third quarter and 1.1% lower for the first nine months of 2025 than the previous fully escalated rents on the same spaces.
•Manhattan same-store office occupancy increased to 92.4% as of September 30, 2025, inclusive of leases signed but not yet commenced. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.
Investing Highlights
•Entered into a contract to purchase Park Avenue Tower, located at 65 East 55th Street, for $730.0 million. The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions.
•Closed on the sale of a 5.0% interest in One Vanderbilt Avenue to Mori Building Co., Ltd. for a gross asset valuation of $4.7 billion. The transaction generated proceeds to the Company of $86.6 million.
•Entered into a contract to purchase 346 Madison Avenue and the adjacent site at 11 East 44th Street for $160.0 million. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions.

Financing Highlights
•Together with our joint venture partner, completed a $1.4 billion, five-year, fixed-rate refinancing of 11 Madison Avenue. The mortgage carries a stated coupon of 5.625%, which the Company hedged to an effective rate of 5.592% for its portion.
•An affiliate of the Company and a joint venture partner extinguished the debt encumbering 1552-1560 Broadway, which resulted in the Company recording a net gain on discounted debt extinguishment of $57.2 million in the third quarter of 2025.
•Closed on a modification and extension of the mortgage on 100 Church Street. The modification included a paydown of the principal balance by $5.0 million to $365.0 million and extended the final maturity date to June 2028, inclusive of extension options. The interest rate was maintained at 5.887% through June 2027, after which the interest rate is fixed at 4.982% through final maturity.
Special Servicing and Asset Management Highlights
•The Company's special servicing business increased by $1.6 billion in active assignments, which now totals $7.7 billion, with an additional $9.9 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.

NEW YORK, October 15, 2025 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported a net income attributable to common stockholders for the quarter ended September 30, 2025 of $24.9 million, or $0.34 per share, as compared to a net loss of $13.3 million, or $0.21 per share, for the same period in 2024.
The Company reported a net loss attributable to common stockholders for the nine months ended September 30, 2025 of $7.3 million, or $0.12 per share as compared to net loss of $2.3 million, or $0.06 per share for the same period in 2024.
The Company reported FFO for the quarter ended September 30, 2025 of $120.4 million or $1.58 per share, net of transaction costs of $13.1 million, or $0.17 per share, primarily related to the Company's pursuit of a gaming license. The Company reported FFO of $78.6 million, or $1.13 per share, or $87.6 million and $1.26 per share, net of $9.0 million, or $0.13 per share, of negative non-cash fair value adjustments on mark-to-market derivatives, for the same period in 2024.
The Company reported FFO for the nine months ended September 30, 2025 of $351.4 million or $4.60 per share, inclusive of $71.6 million, or $0.94 per share, of income, excluding interest income, related to the repayment of the commercial mortgage investment at 522 Fifth Avenue and $57.2 million, or $0.75 per share, of net gain on discounted debt extinguishment at 1552-1560 Broadway, and net of $14.5 million, or $0.19 per share, of investment reserves, transaction costs of $13.6 million, or $0.18 per share, and $3.9 million, or $0.05 per share, of negative non-cash fair value adjustments on mark-to-market derivatives. The Company reported FFO of $437.9 million, or $6.30 per share, for the same period in 2024, inclusive of $190.1 million, or $2.74 per share, of gains on discounted debt extinguishments at 2 Herald Square, 280 Park Avenue, and 719 Seventh Avenue and net of negative $2.5 million, or $0.04 per share, of negative non-cash fair value adjustments on mark-to-market derivatives.
All per share amounts are presented on a diluted basis.
Operating and Leasing Activity
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 4.2% for the third quarter of 2025, or 5.5% excluding lease termination income, as compared to the same period in 2024.
Same-store cash NOI, including the Company's share of same-store cash NOI from unconsolidated joint ventures, decreased by 0.8% for the nine months ended September 30, 2025, or 1.6% excluding lease termination income, as compared to the same period in 2024, due, in part, to lower percentage rent received by One Vanderbilt from SUMMIT due to the Ascent feature being temporarily taken out of service for maintenance. It is expected to be returned to service in the fourth quarter of 2025.

During the third quarter of 2025, the Company signed 52 office leases in its Manhattan office portfolio totaling 657,942 square feet. The average rent on the Manhattan office leases signed in the third quarter of 2025 was $92.81 per rentable square foot with an average lease term of 8.9 years and average tenant concessions of 9.1 months of free rent with a tenant improvement allowance of $99.09 per rentable square foot. Thirty-three leases comprising 319,256 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $90.65 per rentable square foot, representing a 2.7% decrease over the previous fully escalated rents on the same office spaces.
During the nine months ended September 30, 2025, the Company signed 143 office leases in its Manhattan office portfolio totaling 1,801,768 square feet. The average rent on the Manhattan office leases signed in 2025 was $88.91 per rentable square foot with an average lease term of 8.9 years and average tenant concessions of 8.5 months of free rent with a tenant improvement allowance of $91.89 per rentable square foot. Ninety-three leases comprising 989,633 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $89.25 per rentable square foot, representing a 1.1% decrease over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio was 92.4% as of September 30, 2025, inclusive of 361,924 square feet of leases signed but not yet commenced, as compared to 91.5% at the end of the previous quarter. The Company expects to increase Manhattan same-store office occupancy, inclusive of leases signed but not yet commenced, to 93.2% by December 31, 2025.
Significant leasing activity in the third quarter and to date in the fourth quarter includes:
•New lease with Harvey AI Corporation for 96,781 square feet at One Madison Avenue;
•In October, a new expansion lease with a financial services company for 92,663 square feet at One Madison Avenue;
•New expansion lease with New York State Office of General Services for 66,106 square feet at 919 Third Avenue;
•New lease with Sigma Computing, Inc. for 64,077 square feet at One Madison Avenue;
•Early renewal with Teneo Holdings LLC for 46,551 square feet at 280 Park Avenue;
•New expansion lease with Sagard Holdings Management Corp for 40,516 square feet at 280 Park Avenue;
•New lease with Tempus AI, Inc. for 39,565 square feet at 11 Madison Avenue;
•Early renewal with Ares Management LLC for 36,316 square feet at 245 Park Avenue;
•New lease with Geico for 25,854 square feet at 1350 Avenue of the Americas.

Investment Activity
In October, the Company entered into a contract to purchase Park Avenue Tower, located at 65 East 55th Street, for $730.0 million. The acquisition will deliver sustainable cash flow and provide long-term value creation while further solidifying the Company’s commitment to being the leading owner of premier properties along Park Avenue. The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions.
In September, the Company closed on the sale of a 5.0% interest in One Vanderbilt Avenue to Mori Building Co., Ltd, Japan's leading urban landscape developer. The sale follows Mori's acquisition of an 11.0% interest in the trophy office tower in November 2024. Both investments were completed at a gross asset valuation of $4.7 billion. After completion of the transaction, SLG maintains a 55.0% stake in One Vanderbilt Avenue. The transaction generated proceeds to the Company of $86.6 million.
In August, the Company entered into a contract to purchase 346 Madison Avenue and the adjacent site at 11 East 44th Street for $160.0 million, providing the Company the opportunity to pursue a world-class, ground-up new office development. The transaction is expected to close in the fourth quarter of 2025, subject to customary closing conditions.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity portfolio, excluding the Company's investment in the SLG Opportunistic Debt Fund, was $289.7 million at September 30, 2025. The portfolio had a weighted average current yield of 8.8% as of September 30, 2025, or 11.2% excluding the effect of $63.0 million of investments that are on non-accrual.
Financing Activity
In September, the Company, together with its joint venture partner, completed a $1.4 billion, five-year, fixed-rate refinancing of 11 Madison Avenue. The mortgage carries a stated coupon of 5.625%, which the Company hedged to an effective rate of 5.592% for its portion. The new mortgage replaces the previous $1.4 billion of debt on the property, which was comprised of a $1.075 billion senior mortgage and two mezzanine loans totaling $325.0 million.
In September, the Company closed on a modification and extension of the mortgage on 100 Church Street. The modification included a paydown of the principal balance by $5.0 million to $365.0 million and extended the maturity date to June 2028, inclusive of extension options. The interest rate was maintained at 5.887% through June 2027, after which the interest rate is fixed at 4.982% through final maturity.
In September, an affiliate of the Company and a joint venture partner extinguished the debt encumbering 1552-1560 Broadway, which had a total debt claim of $219.5 million, inclusive of $26.4 million of accrued and unpaid interest, for $63.0 million, which resulted in the Company recording a net gain on discounted debt extinguishment of $57.2 million in the third quarter of 2025.

Special Servicing and Asset Management Activity
The Company's special servicing business increased by $1.6 billion in active assignments, which now totals $7.7 billion, with an additional $9.9 billion for which the Company has been designated as special servicer on assets that are not currently in active special servicing.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Friday, December 5, 2025 beginning at 10:00 AM ET. The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at www.slgreen.com on the day of the conference. An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
For more information about the event, please email SLG2025@slgreen.com.
Dividends
In the third quarter of 2025, the Company declared:
•Three monthly ordinary dividends on its outstanding common stock of $0.2575 per share, which were paid in cash on August 15, September 15 and October 15, 2025;
•A quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2025 through and including October 14, 2025, which was paid in cash on October 15, 2025, and is the equivalent of an annualized dividend of $1.625 per share.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 16, 2025, at 2:00 p.m. ET to discuss the financial results.
Supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode and a replay will be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”
Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI14747a2af004467d82df7aef9d331f21.

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing the value of Manhattan commercial properties. As of September 30, 2025, SL Green held interests in 53 buildings totaling 30.7 million square feet. This included ownership interests in 27.1 million square feet of Manhattan buildings and 2.7 million square feet securing debt and preferred equity investments.
To obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.
Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), development trends of the real estate industry and the New York metropolitan area markets, occupancy, business strategies, expansion and growth of our operations and other similar matters, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2025	2024	2025	2024

Rental revenue, net	$149,672	$139,616	$441,725	$403,382
Escalation and reimbursement revenues	18,864	17,317	55,067	45,687
SUMMIT Operator revenue	32,883	36,437	86,424	94,643
Investment income	4,356	5,344	26,809	18,938
Interest income from real estate loans held by consolidated securitization vehicles	10,838	4,771	47,868	4,771
Other income	28,204	26,206	68,686	72,972
Total revenues	244,817	229,691	726,579	640,393
Expenses:
Operating expenses, including related party expenses of $6 and $9 in 2025 and $0 and $2 in 2024	57,673	49,507	164,840	139,448
Real estate taxes	37,627	30,831	112,594	94,495
Operating lease rent	6,106	6,363	18,317	19,136
SUMMIT Operator expenses	35,959	37,901	82,570	82,947
Interest expense, net of interest income	47,235	42,091	138,234	109,067
Amortization of deferred financing costs	1,724	1,669	5,153	4,885
SUMMIT Operator tax expense (benefit)	1,279	(1,779)	2,781	(1,219)
Interest expense on senior obligations of consolidated securitization vehicles	10,838	3,330	45,827	3,330
Depreciation and amortization	63,216	53,176	187,874	154,007
Loan loss and other investment reserves, net of recoveries	—	—	(71,326)	—
Transaction related costs	13,129	171	13,601	263
Marketing, general and administrative	23,701	21,015	67,004	62,360
Total expenses	298,487	244,275	767,469	668,719

Equity in net (loss) income from unconsolidated joint ventures	(9,287)	(15,428)	(30,892)	100,057
Income from debt fund investments, net	1,176	—	1,776	—
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	86,872	371	84,926	19,006
Purchase price and other fair value adjustments	11,138	12,906	(8,090)	(36,321)
(Loss) gain on sale of real estate, net	(1,068)	7,471	(1,717)	4,730
Depreciable real estate reserves	—	—	(8,546)	(65,839)
Gain on sale of marketable securities	—	—	10,232	—
Gain on early extinguishment of debt	—	—	—	17,777
Net income (loss)	35,161	(9,264)	6,799	11,084
Net income (loss) attributable to noncontrolling interests:
Noncontrolling interests in the Operating Partnership	(1,737)	914	503	166
Noncontrolling interests in other partnerships	(2,658)	985	3,079	4,150
Preferred units distributions	(2,154)	(2,176)	(6,461)	(6,485)
Net income (loss) attributable to SL Green	28,612	(9,541)	3,920	8,915
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income (loss) attributable to SL Green common stockholders	$24,874	$(13,279)	$(7,293)	$(2,298)
Earnings Per Share (EPS)
Basic earnings (loss) per share	$0.35	$(0.21)	$(0.12)	$(0.06)
Diluted earnings (loss) per share	$0.34	$(0.21)	$(0.12)	$(0.06)

Funds From Operations (FFO)
Basic FFO per share	$1.62	$1.16	$4.72	$6.43
Diluted FFO per share	$1.58	$1.13	$4.60	$6.30

Basic ownership interest
Weighted average REIT common shares for net income per share	70,443	64,388	70,435	64,355
Weighted average partnership units held by noncontrolling interests	3,875	3,611	3,998	3,737
Basic weighted average shares and units outstanding	74,318	67,999	74,433	68,092

Diluted ownership interest
Weighted average REIT common share and common share equivalents	72,553	66,122	72,442	65,774
Weighted average partnership units held by noncontrolling interests	3,875	3,611	3,998	3,737
Diluted weighted average shares and units outstanding	76,428	69,733	76,440	69,511

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except per share data)

	September 30,	December 31,
	2025	2024
Assets
Commercial real estate properties, at cost:
Land and land interests	$1,627,895	$1,357,041
Building and improvements	4,082,434	3,862,224
Building leasehold and improvements	1,424,907	1,388,476
	7,135,236	6,607,741
Less: accumulated depreciation	(2,266,042)	(2,126,081)
	4,869,194	4,481,660
Cash and cash equivalents	187,039	184,294
Restricted cash	170,004	147,344
Investment in marketable securities	16,099	22,812
Tenant and other receivables	136,787	44,055
Related party receivables	15,287	26,865
Deferred rents receivable	268,770	266,428
Debt and preferred equity investments, net of discounts and deferred origination fees of $209 and $1,618 in 2025 and 2024, respectively, and allowances of $454 and $13,520 in 2025 and 2024, respectively	171,412	303,726
Investments in unconsolidated joint ventures	2,627,443	2,690,138
Debt fund investments, at fair value	73,402	—
Deferred costs, net	117,054	117,132
Right-of-use assets - operating leases	869,929	865,639
Real estate loans held by consolidated securitization vehicles (includes $1,013,273 and $584,134 at fair value as of September 30, 2025 and December 31, 2024, respectively)	1,013,273	709,095
Other assets	608,444	610,911
Total assets	$11,144,137	$10,470,099

Liabilities
Mortgages and other loans payable	$2,288,382	$1,951,024
Revolving credit facility	390,000	320,000
Unsecured term loan	1,150,000	1,150,000
Unsecured notes	100,000	100,000
Deferred financing costs, net	(13,632)	(14,242)
Total debt, net of deferred financing costs	3,914,750	3,506,782
Accrued interest payable	17,803	16,527
Accounts payable and accrued expenses	140,232	122,674
Deferred revenue	164,132	164,887
Lease liability - financing leases	107,846	106,853
Lease liability - operating leases	809,665	810,989
Dividend and distributions payable	21,942	21,816
Security deposits	65,356	60,331
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Senior obligations of consolidated securitization vehicles (includes $1,013,273 and $567,487 at fair value as of September 30, 2025 and December 31, 2024, respectively)	1,013,273	590,131
Other liabilities (includes $236,886 and $251,096 at fair value as of September 30, 2025 and December 31, 2024, respectively)	387,641	414,153
Total liabilities	6,742,640	5,915,143

Commitments and contingencies
Noncontrolling interests in Operating Partnership	280,873	288,941
Preferred units and redeemable equity	194,392	196,064

Equity
SL Green stockholders' equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2025 and December 31, 2024	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 71,028 and 71,097 issued and outstanding at September 30, 2025 and December 31, 2024, respectively	710	711
Additional paid-in capital	4,205,443	4,159,562
Accumulated other comprehensive (loss) income	(19,784)	18,196
Retained deficit	(634,653)	(449,101)
Total SL Green Realty Corp. stockholders’ equity	3,773,648	3,951,300
Noncontrolling interests in other partnerships	152,584	118,651
Total equity	3,926,232	4,069,951
Total liabilities and equity	$11,144,137	$10,470,099

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2025	2024	2025	2024

Net income (loss) attributable to SL Green common stockholders	$24,874	$(13,279)	$(7,293)	$(2,298)
Add:
Depreciation and amortization	63,216	53,176	187,874	154,007
Joint venture depreciation and noncontrolling interest adjustments	124,984	71,539	246,348	218,035
Net income (loss) attributable to noncontrolling interests	4,395	(1,899)	(3,582)	(4,316)
Less:
Equity in net gain on sale of interest in unconsolidated joint venture/real estate	86,872	371	84,926	19,006
Purchase price and other fair value adjustments	9,652	21,937	(5,291)	(33,765)
(Loss) gain on sale of real estate, net	(1,068)	7,471	(1,717)	4,730
Depreciable real estate reserves	—	—	(8,546)	(65,839)
Depreciable real estate reserves in unconsolidated joint venture	—	—	(1,780)	—
Depreciation on non-rental real estate assets	1,628	1,204	4,312	3,357
FFO attributable to SL Green common stockholders and unit holders	$120,385	$78,554	$351,443	$437,939

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2025	2024	2025	2024

Net income (loss)	$35,161	$(9,264)	$6,799	$11,084

Depreciable real estate reserves	—	—	8,546	65,839
Loss (gain) on sale of real estate, net	1,068	(7,471)	1,717	(4,730)
Purchase price and other fair value adjustments	(11,138)	(12,906)	8,090	36,321
Equity in net (gain) loss on sale of interest in unconsolidated joint venture/real estate	(86,872)	(371)	(84,926)	(19,006)
Gain on sale of marketable securities	—	—	(10,232)	—
Depreciation and amortization	63,216	53,176	187,874	154,007
SUMMIT Operator tax expense (benefit)	1,279	(1,779)	2,781	(1,219)
Amortization of deferred financing costs	1,724	1,669	5,153	4,885
Interest expense, net of interest income	47,235	42,091	138,234	109,067
Interest expense on senior obligations of consolidated securitization vehicles	10,838	3,330	45,827	3,330
Operating income	62,511	68,475	309,863	359,578

Equity in net loss (income) from unconsolidated joint ventures	9,287	15,428	30,892	(100,057)
Income from debt fund investments, net	(1,176)	—	(1,776)	—
Marketing, general and administrative expense	23,701	21,015	67,004	62,360
Transaction related costs	13,129	171	13,601	263
Loan loss and other investment reserves, net of recoveries	—	—	(71,326)	—
SUMMIT Operator expenses	35,959	37,901	82,570	82,947
Gain on early extinguishment of debt	—	—	—	(17,777)
Investment income	(4,356)	(5,344)	(26,809)	(18,938)
Interest income from real estate loans held by consolidated securitization vehicles	(10,838)	(4,771)	(47,868)	(4,771)
SUMMIT Operator revenue	(32,883)	(36,437)	(86,424)	(94,643)
Non-building revenue	(20,271)	(17,414)	(40,406)	(48,177)
Net operating income (NOI)	75,063	79,024	229,321	220,785

Equity in net (loss) income from unconsolidated joint ventures	(9,287)	(15,428)	(30,892)	100,057
SLG share of unconsolidated JV depreciable real estate reserves	—	—	1,780	—
SLG share of unconsolidated JV depreciation and amortization	66,616	67,954	194,844	208,052
SLG share of unconsolidated JV amortization of deferred financing costs	3,558	2,413	9,856	7,875
SLG share of unconsolidated JV interest expense, net of interest income	67,628	67,670	194,883	209,753
SLG share of unconsolidated JV transaction related costs	395	—	395	—
SLG share of unconsolidated JV gain on early extinguishment of debt	(57,187)	—	(57,187)	(172,369)
SLG share of unconsolidated JV investment income	(3,963)	(4,745)	(13,940)	(6,465)
SLG share of unconsolidated JV loan loss and other investment reserves, net of recoveries	—	—	14,531	—
SLG share of unconsolidated JV non-building revenue	(1,645)	(776)	(5,219)	(2,899)
NOI including SLG share of unconsolidated JVs	141,178	196,112	538,372	564,789

NOI from other properties/affiliates	36,137	(17,073)	(18,594)	(53,340)
Same-Store NOI	177,315	179,039	519,778	511,449

Straight-line and free rent	(778)	150	(1,216)	(1,058)
Amortization of acquired above and below-market leases, net	1,508	834	4,477	1,748
Operating lease straight-line adjustment	204	204	611	611
SLG share of unconsolidated JV straight-line and free rent	(7,187)	(3,085)	(21,081)	(8,001)
SLG share of unconsolidated JV amortization of acquired above and below-market leases, net	(6,595)	(5,440)	(19,505)	(18,012)
Same-store cash NOI	$164,467	$171,702	$483,064	$486,737

Lease termination income	(274)	(1,369)	(5,024)	(3,831)
SLG share of unconsolidated JV lease termination income	(3,199)	87	(5,426)	(2,630)
Same-store cash NOI excluding lease termination income	$160,994	$170,420	$472,614	$480,276

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended in December 2018, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based compensation for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments for these items from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second generation tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
SLG-EARN